Exhibit 10.1
NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK UNIT AWARD AGREEMENT

Name of Non-Employee Director:        ___________________________

Name of Plan:                    2016 Valvoline Inc. Incentive Plan

Number of Restricted Stock Units:        ___________________________

Vesting Date:    ___________________________

Grant Date:    ___________________________

Valvoline Inc. (“Valvoline”) hereby grants to the above-named Non-Employee Director (the “Participant”) a Restricted Stock Unit (“RSU”) award (this “Award”) pursuant to the 2016 Valvoline Inc. Incentive Plan, as amended (the “Plan”) and this agreement (this “Agreement”), in order to provide the Participant with an additional incentive to serve on Valvoline’s Board of Directors (the Board”) and to devote his or her best efforts to the performance of such services. Each RSU represents the contingent right (as set forth herein) of the Participant to receive one share of Valvoline Common Stock, par value $0.01 per share, (i) on the applicable vesting date (as defined below) or (ii) to the extent the Participant has timely elected to defer delivery of such shares, on such date as specified in the Participant’s RSU Deferral Election Agreement.

Valvoline confirms this Award to the Participant, as a matter of separate agreement and not in lieu of any fees or any other compensation for services, of the number of RSUs set forth above, subject to and upon all the terms, provisions and conditions contained herein and in the Plan. Capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Plan.

Following acceptance of this Award by the Participant, as provided for hereunder, the applicable number of RSUs set forth above will become 100% vested on the vesting date set forth above (the “Vesting Date”); provided, however, if the Participant does not seek re-election as a member of the Board, the RSUs shall become 100% vested on the date that immediately precedes the date of the first Annual Meeting of Shareholders held after the Grant Date provided the Participant is a Director on such date. Except as provided otherwise in this Agreement, if the Participant’s service as a member of the Board terminates for any reason other than on account of the Participant’s death, Disability or Qualifying Termination prior to the Vesting Date, all RSUs that have not vested prior to the Participant’s separation from service as a member of the Board will be forfeited.

In the event that the Participant’s service as a member of the Board of Directors is terminated due to the Participant’s death, Disability or a Qualifying Termination, the RSUs shall become 100% vested as of the date of the Participant’s separation from service. In addition, in the event that the Participant’s service as a member of the Board of Directors is terminated due to a change in the composition of the Board of Directors in connection with a divestiture or other sale or disposition of all or part of a business unit of Valvoline to an unaffiliated entity or the transfer of all or part of a business function of Valvoline to an unaffiliated entity, the RSUs shall become 100% vested as of the date of the Participant’s separation from service.

The Award shall be governed by Section 12 of the Plan in the event of a Change in Control; provided that, without limiting Section 12(A)(3) of the Plan, the Award will not be considered to be assumed, continued, converted or replaced by the surviving or resulting entity in connection with a Change in Control unless, in each case as determined by the Compensation Committee in its sole discretion prior to such Change in Control, (1) the number and kind of shares or other securities underlying the Award are adjusted to prevent dilution of the Participant’s rights hereunder and to preserve the intrinsic value and material terms and conditions of the Award as in effect prior to the Change in Control, and (2) immediately following the Change in Control the Award relates to shares of stock in the surviving or resulting entity which are publicly traded and listed on a national securities exchange.
On each date that cash dividends are paid to holders of Common Stock, the Participant will be credited with a number of additional RSUs equal to (1) the product of (A) the number of then-outstanding RSUs held by the Participant as of the date of record for such dividend multiplied by (B) the per share cash dividend amount, divided by (2) the closing stock price of Common Stock on the NYSE Composite Tape on the date of record for such dividend. Such additional RSUs will be subject to the same vesting conditions and restrictions as the underlying RSUs to which they relate and shall be subject to all the terms and conditions of this Agreement and the Plan.

Participants may elect to defer the receipt of shares of Common Stock that would otherwise be distributed to the Participant on or as soon as practicable after the applicable vesting date, pursuant to rules and procedures established by the Compensation Committee.

The RSUs and the Participant’s rights under this Agreement may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

Nothing contained in this Agreement or in the Plan shall confer upon the Participant any right to remain in the service of Valvoline. Information about the Participant and the Participant’s participation in the Plan may be collected, recorded and held, used and disclosed by and among Valvoline, its Subsidiaries and any third-party Plan administrators as necessary for the purpose of managing and administering the Plan. The Participant understands that such processing of this information may need to be carried out by Valvoline, its Subsidiaries and by third-party administrators whether such persons are located within the Participant’s country or elsewhere, including the United States of America. By accepting this Award, the Participant consents to the processing of information relating to the Participant and the Participant’s participation in the Plan in any one or more of the ways referred to above.

The Participant consents and agrees to electronic delivery of any documents that Valvoline may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Participant understands that, unless earlier revoked by the Participant by giving written notice to Valvoline at 100 Valvoline Way; Lexington, KY 40509; Attention: Stock Plan Administrator, this consent shall be effective for the duration of the Award. The Participant also understands that the Participant shall have the right at any time to request that Valvoline deliver written copies of any and all materials referred to above at no charge.

This Award is granted under, and is subject to, all the terms and conditions of the Plan, including, but not limited to the forfeiture provision of Section 16(H) of the Plan.

Copies of the Plan and related Prospectus are available for the Participant’s review on Fidelity’s website.

This Award of RSUs is subject to the Participant’s on-line acceptance of the terms and conditions of this Agreement through the Fidelity website.

By accepting the terms and conditions of this Agreement, the Participant acknowledges receipt of a copy of the Plan, Prospectus, and Valvoline’s most recent Annual Report and Proxy Statement (the “Prospectus Information”). The Participant represents that he or she is familiar with the terms and provisions of the Prospectus Information and hereby accepts this Award on the terms and conditions set forth herein and in the Plan, and acknowledges that he or she had the opportunity to obtain independent legal advice at his or her expense prior to accepting this Award.

IN WITNESS WHEREOF, Valvoline has caused this instrument to be executed and delivered effective as of the day and year first above written.

Valvoline Inc.

By:
Name:
Acceptance Date:
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